EXHIBIT 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Information Architects
Corporation and Subsidiaries, a North Carolina corporation (the "Company"), on
Form 10-QSB for the quarter ending September 30,2004 as filed with the
Securities and Exchange Commission (the "Report"), I, William Overhulser, Chief
Operating Officer, of the Company, certify, pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

1. The Report fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

INFORMATION ARCHITECTS CORPORATION

Date: August 13th, 2005	By:	/s/ William Overhulser
William Overhulser
Chief Operating Officer